Exhibit 5


                           A Partnership Including              Boston
                           Professional Corporations            Chicago
                           227 West Monroe Street               London
                           Chicago, IL  60606-5096              Los Angeles
                           312-372-2000                         Miami
                           Facsimile 312-984-7700               Moscow
                           http://www.mwe.com                   New York
                                                                Orange County
                                                                St. Petersburg
                                                                Silicon Valley
                                                                Vilnius
                                                                Washington, D.C.
MCDERMOTT, WILL & EMERY



                                  June 7, 2001



Office Depot, Inc.
2200 Old Germantown Road
Delray Beach, Florida 33445

         RE: 6,000,000 Shares of Common Stock ($0.01 par value) including Preferred Share Purchase Rights for the Direct Stock Purchase Plan (the "Plan")
                  -----------------------------------------------

Ladies and Gentlemen:

         We have acted as counsel for Office Depot, Inc. (the "Company") in connection with the preparation and filing of a Registration Statement on Form S-3 (the "Registration Statement") for the registration under the Securities Act of 1933, as amended, of 6,000,000 shares of the Company's Common Stock, $0.01 par value (the "Common Stock") including the related Preferred Share Purchase Rights, which may be purchased pursuant to the Plan.

         We have conferred with various officers of the Company and have ascertained or verified, to our satisfaction, such facts as we deemed necessary or appropriate for the purposes of this opinion.

         Based on the foregoing, we are of the opinion that all legal and corporate proceedings necessary for the authorization, issuance and delivery of the shares of Common Stock under the Plan have been duly taken, and the Common Stock, upon acquisition pursuant to the terms of the Plan, and the related Preferred Share Purchase Rights will be duly authorized, legally and validly issued, fully paid and nonassessable.

         We hereby consent to all references to our Firm in the Registration Statement and to the filing of this opinion by the Company as an Exhibit to the Registration Statement.

                                            Very truly yours,

                                            /s/ McDermott, Will & Emery

                                            McDermott, Will & Emery